                                   FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 July 22, 1996

                      Roberts Pharmaceutical Corporation
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            (Exact name of registrant as specified in its charter)

   New Jersey                       1-10432                    22-2429994
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(State or other                   (Commission                 (IRS Employer
  jurisdiction                    File Number                Identification
of incorporation)                                                Number)


                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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          (Address of principal executive office, including zip code)

Registrant's telephone number, including area code:  (908)389-1182

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        (Former name or former address, if changed since last report.)
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Item 5.  Other Events
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     On July 22, 1996, Roberts Pharmaceutical Corporation announced that the
Health Protection Branch, Canada has notified it that Eminase(R) the Company's life saving thrombolytic therapy, has been approved for that market.

     Eminase is a cardiovascular agent which Roberts currently markets in the U.S., U.K., and elsewhere for the treatment of acute myocardial infarction (heart attack). Eminase is indicated for use in the dissolution of thrombi (clots) obstructing coronary arteries; to improve ventricular function and to reduce mortality associated with acute myocardial infarction. Compared with other thrombolytic therapies that require administration by infusion over 60 to 90 minutes or longer, Eminase is administered in minutes by direct injection.

     Roberts acquired the worldwide rights to Eminase from SmithKline Beecham in 1995 and has since been positioning the product for international market opportunities.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Roberts Pharmaceutical Corporation
                                       ----------------------------------
                                                  (Registrant)

                                       By: /s/ Anthony A. Rascio
                                           ------------------------------
                                           Anthony A. Rascio
                                           Vice President

Date:  July 26, 1996